EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended August 22, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
8/22/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.64%	-2.03%	9.18%
Class B Units	-0.66%	-2.08%	8.58%

S&P 500 Total Return Index**	-0.42%	2.15%	-10.78%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park is predominantly long domestic and international fixed income products.
o	Positions in the European fixed income markets accounted for the bulk of Grant Park’s setbacks this week.
o
Spurred by a mid-week rally in crude oil prices, caused by geopolitical tension between the U.S. and Russia, inflation concerns were again reinforced throughout the Eurozone.  With inflation continuing to the upside many speculators have been forced to review their thought on whether the European Central Bank will decide to cut rates.

o
Comments from Warren Buffet helped spur a late-week rally in the U.S. stock markets, which put pressure on the Canadian fixed income markets, moving them contrary to Grant Park’s long positions.  Mr. Buffet was quoted as saying that “U.S. stocks are more attractive than a year ago” which served as a soothing outlook for an economy that has been wrought with so much uncertainty lately.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Metals
•	Grant Park’s positions in the metals markets are predominantly short.
o
A 5.21% price increase in the gold market moved against Grant Park’s short positions this past week resulting in losses.  Analysts close to the markets attribute the move to last week’s rally in the oil markets and declines in the U.S. dollar.

o
In a plan to extend “mine life” and maintain price levels, Indonesia announced that it will begin capping the mining of a variety of base and precious metals including nickel, tin, copper, and gold.  Most heavily impacted by the news were the portfolio’s short positions in tin and nickel where upward moves in excess of 10% in both markets caused losses.

o
Furthering the boost in nickel was news that due to lofty oil prices and poor market conditions the world’s fourth-largest miner of nickel, Swiss firm Xstrata Plc, will be suspending operations at one of its major facilities in the Dominican Republic.

Equity Indices
•	Grant Park is predominantly short the equity indices markets.
o
Grant Park’s positions in the equity indices markets posted modest gains this past week as credit woes and uncertainty regarding the global economy continued.  Playing the biggest role in sector performance were short positions in the Japanese Nikkei 225 markets, which benefited as it closed the week at a five-month low.

o
Perhaps the biggest factor putting pressures on the equity markets last week was the ongoing saga of mortgage giants Fannie Mae and Freddie Mac.  Analysts feel that the two lenders are closer than ever to requiring a bailout from the U.S. government.

o
Taking cues from Wall Street, the falling German Dax market also added gains to the portfolio.  Rising oil prices, further write-down projections for Citibank, and speculation regarding the future of financial behemoth Lehman Brothers all had a hand in driving down European share prices.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.